                                                                 Exhibit (a)(4)

                                             Register.com, Inc.                      Page: 1
                                             ID:                                     File: Optstmt
                                             575 Eighth Avenue, 11th Floor           Date:
Personnel Option Status                      New York, NY 10018                      Time:

AS OF                                        ID:
[Name]
[Address]
[Address]
[Address]



                Option
Number           Date    Plan    Type   Granted    Price   Exercised    Vested   Cancelled    Unvested    Outstanding   Exercisable
-----------------------------------------------------------------------------------------------------------------------------------






                                        -------    -----   ---------    ------   ---------    --------    -----------   -----------